Exhibit 17.3


Subject:  resignation

Date:     9/9/2008 1:45:17 P.M. Mountain Daylight Time

From:     silvermart@optonline.net Mountain Daylight Time

To:       amishnaturals@aim.com, carlo@dcvtech.com

CC:       dppaisley@hotmail.com,
          dbrovarone@aol.com, svarney@amishnaturals.com

Sent from the Internet (Details)

To The Board of Directors;

I am resigning my position as CEO as well as a member of the board of directors effective September 9, 2008.

I do not believe that I can be an asset to the future endeavors of the company.

I wish you all the very best of success.

Very truly yours,

Martin Silver




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